Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of General Growth Properties, Inc. (formerly known as New GGP, Inc.) of our reports relating to the consolidated financial statements of General Growth Properties, Inc. (Debtor-in-Possession) and subsidiaries (the “Company”) (which report expresses an unqualified opinion on those consolidated financial statements and includes explanatory paragraphs regarding the Company’s bankruptcy proceedings, the Company’s ability to continue as a going concern, and the Company’s change in methods of accounting for noncontrolling interests and convertible debt instruments) dated March 1, 2010 (July 15, 2010 as to the effects of the income statement reclassifications as described in Note 2 for the consolidated financial statements) and the consolidated financial statement schedule of General Growth Properties, Inc. (Debtor-in-Possession) and subsidiaries dated March 1, 2010 appearing in Registration Statement No. 333-168111 of General Growth Properties, Inc. (formerly known as New GGP, Inc.).

/s/ Deloitte & Touche LLP

Chicago, Illinios

November 30, 2010